                                                                     Exhibit 4.2


THIS WARRANT AND THE SECURITIES PURCHASABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE OFFERED, SOLD, OR TRANSFERRED IN THE ABSENCE OF REGISTRATION OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE AND THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT TO SUCH EFFECT.

                        GENAISSANCE PHARMACEUTICALS, INC.

                        WARRANT TO PURCHASE COMMON STOCK

                  This certifies that, for value received, ___________________ or its registered assigns pursuant to Paragraph 11(b) hereof ("Holder") is entitled to subscribe for and purchase up to ____________ shares (subject to adjustment as described herein) of the duly authorized, fully paid and nonassessable Common Stock of Genaissance Pharmaceuticals, Inc., a Delaware corporation (the "Company"), upon exercise of this Warrant at an initial exercise price of $_______ per share and subject to the provisions and upon the terms and conditions hereinafter set forth.

         As used herein, the term "Common Stock" shall mean (i) the class of stock designated as voting Common Stock in the Certificate of Incorporation of the Company as amended through the date hereof, or (ii) any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that the Company shall after the date hereof issue any new class of Common Stock with greater or superior voting rights than the shares of Common Stock outstanding as of the date hereof, the Holder, at its option, may receive upon exercise of any Warrant either Common Stock or a like number of shares of such new class of Common Stock with greater or superior voting rights.

         1.       TERM.

                  This Warrant is exercisable, in whole or in part, at any time following the date hereof until 5:00 P.M. Eastern Standard Time on ____________.

         2.       WARRANT PRICE.

                  The purchase price payable for each share of Common Stock deliverable upon exercise of this Warrant is $______ per share, subject to adjustment as described in Section 5 hereof (the "Warrant Price").

         3.       METHOD OF EXERCISE; PAYMENT; ISSUANCE OF NEW WARRANT.

                  (a) Subject to Paragraph 1 hereof, the purchase right represented by this Warrant may be exercised by the Holder hereof, in whole or in part, by the surrender of this Warrant (with the Notice of Exercise form attached hereto as Exhibit 1 duly executed) at the principal office of the Company (presently located at Five Science Park, New Haven, Connecticut 06511) and by the payment to the Company of an amount of cash equal to the then applicable Warrant Price per share multiplied by the number of shares then being purchased. The Warrant Price shall be paid by wire transfer or by bank or certified check.

                  (b) Subject to Paragraph 1 hereof, the purchase right represented by this Warrant may be exercised by the Holder hereof, in whole or in part, by the surrender of this Warrant (with the Notice of Exercise form attached hereto as Exhibit 1 duly executed) at the principal office of the Company and by the delivery to the Company of an amount of the Company's securities (the "Payment Securities") having a fair market value (as determined in accordance with Paragraph 5(h) hereof) equal to the then applicable Warrant Price per share multiplied by the number of shares then being purchased. The Warrant Price shall be paid by delivery of the duly endorsed Payment Securities to the Company at the Company's principal office, free and clear of all liens, security interests and other encumbrances of any kind or nature.

                  (c) In lieu of delivering the Warrant Price as set forth in subparagraphs (a) or (b), the Holder may exercise this Warrant by conversion of this Warrant, in whole or in part, into shares of Common Stock, by instructing the Company in writing ("Notice of Conversion") to deliver to the Holder (without payment by the Holder of any Warrant Price or of any other cash or consideration) that number of shares of Common Stock equal to the quotient obtained by dividing:

                           (i) the value of this Warrant at the time the conversion right is exercised (determined by subtracting the aggregate Warrant Price in effect immediately prior to the exercise of the conversion right from the aggregate current market price (as determined in accordance with Paragraph 5(h) hereof) of the shares of Common Stock issuable upon exercise of this Warrant immediately prior to the exercise of the conversion right) by

                           (ii) the current market price (as determined in accordance with Paragraph 5(h) hereof) of one share of Common Stock immediately prior to the exercise of the conversion right, and multiplying the quotient so obtained by a fraction equal to the portion of this Warrant which the Holder desires to exercise.

                  The Notice of Conversion may be given by circling the appropriate option in the Notice of Exercise attached as Exhibit 1 to this Warrant.

                  If the Company shall engage an investment banking firm for advice about the current market price of the Shares of Common Stock issuable upon exercise of this Warrant in order to afford the Holder with the opportunity to exercise this Warrant pursuant to this Section 3(c), the Holder, by acceptance of this Warrant, agrees to promptly reimburse the Company for the fees and expenses of such firm.

                  (d) This Warrant may be exercised by the Holder hereof, in whole or in part, by any combination of the foregoing methods specified in subparagraphs (a), (b) and (c) above. Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the business day on which this Warrant shall have been surrendered to the Company, with the applicable Warrant Price (if any), and at such time, the person or persons in whose name or names any certificate or certificates for shares of Common Stock (or other securities) shall be issuable upon such exercise, shall be deemed to have become the holder or holders of record thereof.

                  (e) In the event of any exercise of the rights represented by this Warrant, certificates for the shares of stock so purchased shall be delivered to the Holder hereof (or the transferee designated in the Notice of Exercise) within a reasonable time (but not later than three (3) business days after the date of such exercise) and, unless this Warrant has been fully exercised or has expired, a new Warrant representing the portion of the shares, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the Holder hereof within such reasonable time.

         4.       STOCK FULLY PAID; RESERVATION AND LISTING OF SHARES.

                  (a) All Common Stock which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be duly authorized, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof. During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of the issue upon exercise of this Warrant, a sufficient number of shares of its Common Stock to provide for the exercise of this Warrant in full.

                  (b) If any shares of the Common Stock required to be reserved for issuance upon exercise of this Warrant require registration or qualification with any governmental authority under any federal or state law (other than as a result of a breach by the Holder of its representations, warranties or covenants set forth in Section 8 hereof) before such shares may be so issued, the Company will in good faith use its best efforts at its expense to cause such shares to be duly registered or qualified. If the Company shall list any shares of Common Stock on any securities exchange it will, at its expense, list thereon, maintain and increase when necessary such listing, of, all shares of Common Stock from time to time issued upon exercise of this Warrant, and, to the extent permissible under the applicable securities exchange rules, all unissued shares of Common Stock which are at any time issuable hereunder, so long as any shares of Common Stock shall be so listed. The Company will also so list on each securities exchange, and will maintain such listing of, any other securities which the Holder of this Warrant shall be entitled to receive upon the exercise thereof if at the time any securities of the same class shall be listed on such securities exchange by the Company.

         5.       ADJUSTMENT OF WARRANT PRICE AND NUMBER OF SHARES.

                  The number and kind of securities purchasable upon the exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time upon the occurrence of certain events as follows:

                  (a) RECAPITALIZATION, REORGANIZATION, RECLASSIFICATION, CONSOLIDATION OR MERGER. In case of any recapitalization or reorganization of the Company or any reclassification or change of outstanding securities of the class issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or as a result of a subdivision or combination), or in case of any consolidation or merger of the Company with or into another corporation, (other than a merger (i) with another corporation in which the Company is the surviving corporation and which does not result in any reclassification or change of outstanding securities issuable upon exercise of this Warrant or (ii) a merger in which the Company is not the surviving corporation and holders of equity securities of the Company as a result of such merger receive more than 50% of the equity securities of the surviving corporation), or in case of any sale of all or substantially all of the assets of the Company, or in case of a share exchange in which 80% or more of the outstanding capital stock of the Company is exchanged for capital stock of another corporation, any of which transactions shall be referred to hereinafter as a "Corporate Transaction", the Company or such successor or purchasing company or entity, as the case may be, shall execute with the Holder of this Warrant an agreement pursuant to which the Holder of the Warrant shall have the right thereafter to purchase upon exercise of the Warrant the kind and amount of shares, and/or other securities and property that the Holder of the Warrant would have owned or have been entitled to receive after the happening of such Corporate Transaction had the Warrant been exercised immediately prior to such action. The agreement referred to in this subparagraph (a) shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Paragraph 5. The provisions of this subparagraph (a) shall similarly apply to successive Corporate Transactions.

                  (b) SUBDIVISION OR COMBINATION OF SHARES. If the Company at any time while this Warrant remains outstanding and unexpired shall subdivide or combine its Common Stock, the Warrant Price shall be proportionately decreased in the case of a subdivision or increased in the case of a combination.

                  (c) CERTAIN DIVIDENDS AND DISTRIBUTIONS. If the Company, at any time while this Warrant is outstanding and unexpired, shall:

                           (i) STOCK DIVIDENDS. Pay a dividend with respect to
Common Stock payable in, or make any other distribution with respect to Common Stock (except any distribution provided for in the foregoing subparagraphs (a) or (b)), of Common Stock, then the Warrant Price shall be adjusted, from and after the date of determination of shareholders entitled to receive such dividend or distribution, to that price determined by multiplying the Warrant Price in effect immediately prior to such date of determination by a fraction
(a) the numerator of
which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution and (b) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution.

                           (ii) LIQUIDATING DIVIDENDS, ETC. Make a distribution
of its property to the holders of its Common Stock as a dividend in liquidation or partial liquidation or by way of return of capital other than as a dividend payable out of funds legally available for dividends under the laws of the State of the Company's incorporation, the Holder of this Warrant shall, upon exercise (including, without limitation, payment of the Warrant Price), be entitled to receive, in addition to the number of shares of Common Stock receivable thereupon, and without payment of any additional consideration therefor, a sum equal to the amount of such property as would have been payable to such Holder had such Holder been the holder of record of such Common Stock on the record date for such distribution or, if no such record is taken, on the date of such distribution; and appropriate provision therefor shall be made a part of any such distribution.

                  (d) ISSUANCE OF COMMON STOCK FOR LOWER VALUE. If the Company at any time shall issue to any Affiliate (as defined in Paragraph 5(l) below) shares of Common Stock other than Excluded Shares (as defined in Paragraph 5(l) below), or rights, options, warrants or convertible or exchangeable securities containing the right to acquire, subscribe for or purchase shares of Common Stock other than Excluded Shares (collectively, "Rights"), and the sale or issuance price per share of Common Stock (or in the case of any Rights, the sum of (x) the consideration paid or payable for any such Right entitling the holder thereof to acquire one share of Common Stock and (y) such additional consideration paid or payable upon exercise or conversion of any such Right to acquire one share of Common Stock) is less than the then current market price per share of the Common Stock in effect immediately prior to such sale or issuance (as determined pursuant to subparagraph (h) hereof), the Warrant Price in effect at the time of such issuance shall be proportionately readjusted as of the effective date of such event by multiplying such Warrant Price by a fraction
(a) the denominator of which shall be the outstanding number of shares of Common Stock immediately following such event and (b) the numerator of which shall be the outstanding number of shares of Common Stock immediately prior thereto plus the number of shares of Common Stock that would be purchasable at the Warrant Price for the consideration per share being paid for the shares being issued. In case the Company shall sell or issue Common Stock or Rights for a consideration consisting, in whole or in part, of property other than cash, then in determining the "consideration received by the Company" for purposes of this subparagraph (d), an independent investment banking firm selected by the Company shall determine the fair value of such property.

                  (e) PURCHASE OF COMMON STOCK BY THE COMPANY. If the Company at any time while this Warrant is outstanding shall, directly or indirectly through a subsidiary or otherwise, purchase, redeem or otherwise acquire any shares of Common Stock from an Affiliate at a price per share greater than the current market price per share of Common Stock then in effect, then the Warrant Price upon each such purchase, redemption or acquisition shall be adjusted to that price determined by multiplying such Warrant Price by a fraction (i) the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such purchase, redemption or acquisition minus the number of shares of Common Stock which the aggregate consideration for the total number of such shares of Common Stock so purchased, redeemed or acquired would purchase at the current market price; and
(ii) the denominator of which shall be the number of shares of Common Stock outstanding immediately after such purchase, redemption or acquisition. For the purposes of this subparagraph (e), the date as of which the current market price shall be computed shall be the earlier of (x) the date on which the Company shall enter into a firm contract for the purchase, redemption or acquisition of such Common Stock, or (y) the date of actual purchase, redemption or acquisition of such Common Stock. For the purposes of this subparagraph (e), a purchase, redemption or acquisition of a Right shall be deemed to be a purchase of the underlying Common Stock, and the computation herein required shall be made on the basis of the full exercise, conversion or exchange of such Right on the date as of which such computation is required hereby to be made, whether or not such Right is actually exercisable, convertible or exchangeable on such date.

                  (f) ADJUSTMENT OF NUMBER OF SHARES. Upon each adjustment in the Warrant Price, the number of shares of Common Stock purchasable hereunder shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of shares purchasable immediately prior to such adjustment in the Warrant Price by a fraction, the numerator of which shall be the Warrant Price immediately prior to such adjustment and the denominator of which shall be the Warrant Price immediately thereafter.

                  (g) EXPIRATION OF RIGHTS, OPTIONS AND CONVERSION PRIVILEGES. Upon the expiration of any Rights, if such shall not have been exercised, the number of shares of Common Stock subject to exercise shall, upon such expiration, be readjusted and shall thereafter be such as it would have been had it been originally adjusted (or had the original adjustment not been required, as the case may be) on the basis of (A) the fact that the only shares of Common Stock so issued were the shares of Common Stock, if any, actually issued or sold upon the exercise of such Rights and (B) such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise plus the consideration, if any, actually received by the Company (including for purposes hereof, any underwriting discounts or selling commissions paid by the Company) for the issuance, sale or grant of all such Rights whether or not exercised; provided, however, that no such readjustment shall have the effect of decreasing the number of shares of Common Stock subject to exercise by an amount in excess of the amount of the adjustment initially made with respect to the issuance, sale or grant of such Rights.

                   (h) CURRENT MARKET PRICE. For the purpose of any computation under this Warrant, the "current market price" per share of Common Stock on any date shall be deemed to be the average of the daily Closing Prices of the shares of Common Stock for the thirty (30) consecutive Trading Days preceding the applicable date. The "Closing Price" for each day shall be (i) the last reported sale price regular way or, in case no such sale takes place on such date, the average of the closing bid and asked quotations regular way, in either case on the New York Stock Exchange, or, if the Common Stock is not listed or admitted to trading on such exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading; or (ii) if the Common Stock is not listed or admitted to trading on any national securities exchange, the last reported sale price regular way or, in case no such sale takes place on such day, the average of the closing bid and asked quotations regular way, in either case on the National Market System of the National Association of Securities Dealers, Inc. ("NASD"); or (iii) if not authorized for trading or quotation on such system, the average of the highest reported bid and lowest reported asked quotations as furnished by the NASD or similar organization if the NASD is no longer reporting such information; or
(iv) if no such prices or quotations are available, the fair market value of the Common Stock as determined by good faith action of the Board of Directors of the Company (whose determination shall be conclusive if based on the financial advice of a nationally recognized investment banking firm and shall be described in a statement delivered to the Holder). A "Trading Day" shall be any day that the principal national securities exchange on which the Common Stock is listed or admitted to trading is open for the transaction of business or, if not so listed or admitted, that the New York Stock Exchange is open for the transaction of business.

                  (i) ADJUSTMENT FOR DE MINIMIS CHANGE. No adjustment in the Warrant Price shall be required unless such adjustment would require an increase or decrease of at least $0.05 in such price; provided, however, that any adjustments which by reason of this subparagraph (f) are not required to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment so carried forward, would amount to an increase or decrease of at least $0.05 in the Warrant Price.

                  (j) OUTSTANDING COMMON STOCK. For purposes of this Section 5, the number of shares of Common Stock at any time outstanding shall not include any shares thereof then directly or indirectly owned or held by or for the account of the Company or any of its subsidiaries.

                  (k) OTHER ACTION AFFECTING COMMON STOCK. In case after the date hereof the Company shall take any action affecting its Common Stock, other than an action described in any of the foregoing subparagraphs (a) through (d) of this Section 5, inclusive, and the failure to make any adjustment would not fairly protect the purchase rights represented by this Warrant in accordance with the essential intent and principle of this Section 5, then the Warrant Price shall be adjusted in such manner and at such time as the Board of Directors of the Company may in good faith determine to be equitable in the circumstances.

                  (l) CERTAIN Definitions. As used in Paragraphs 5(d) and (e) hereof, the following terms shall have the following respective meanings:

         "Affiliate" shall mean a natural person or artificial entity (other than a subsidiary of the Company):

                  (i) who is a director or senior executive officer of the Company or which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Company or any such director or senior executive officer;

                  (ii) which beneficially owns or holds 10% or more of any class of the voting stock of the Company; or

                  (iii) 10% or more of the voting stock (or in the case of a person which is not a corporation, 10% or more of the equity interest) of which is beneficially owned or held by the Company or one of its subsidiaries or by any director or senior executive officer of the Company.

                  The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise.

         "Excluded Shares" shall mean shares of Common Stock issued or issuable to employees of the Company pursuant to an employee stock option plan approved by the Board of Directors of the Company.

         6.       NOTICE OF ADJUSTMENTS.

                  Whenever the Warrant Price or number of shares of Common Stock purchasable upon exercise of this Warrant shall be adjusted pursuant to Paragraph 5 hereof, the Company shall make a certificate signed by its chief financial officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Warrant Price or Prices and number of shares of Common Stock purchasable hereunder after giving effect to such adjustment, and shall cause copies of such certificate to be delivered to the Holder of this Warrant at the address specified in or pursuant to Paragraph 11(d) hereof.

         7.       FRACTIONAL SHARES.

                  No fractional shares of Common Stock will be issued in connection with any exercise hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefor equal in amount to the product of the applicable fraction multiplied by the current market price per share of Common Stock then in effect.

         8.       COMPLIANCE WITH SECURITIES ACT; DISPOSITION OF SHARES OF
                  COMMON STOCK.

                  The Holder of this Warrant, by acceptance hereof, agrees that this Warrant and the securities to be issued upon exercise hereof are being acquired for investment and that it will not offer, sell or otherwise dispose of this Warrant or any securities to be issued upon exercise hereof except under circumstances which will not result in a violation of the Securities Act of 1933, as amended (the "Act") and are in accordance with the legend set forth below. This Warrant and all securities issued upon exercise of this Warrant (unless registered under the Act) shall be stamped or imprinted with a legend substantially in the following form as well as any additional legends required by applicable securities laws or stockholders' agreements and similar agreements encumbering such shares and agrees that the Company may make a notation on its records so that no transfer of such shares may be made without compliance with these restrictions:

                           "THIS WARRANT AND THE SECURITIES PURCHASABLE
                  HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE OFFERED, SOLD, OR TRANSFERRED IN THE ABSENCE OF REGISTRATION OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE AND THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT TO SUCH EFFECT."

                  The Holder represents and warrants to the Company that it is an "accredited investor" as defined in Securities and Exchange Commission Rule 501 issued pursuant to the Act and a sophisticated investor with such knowledge and experience in financial and business matters as to be able to understand and evaluate the merits and risks presented by an investment in the Warrant Securities (as defined in Section 9 hereof).

         9.       REGISTRATION RIGHTS.

                  (a) PIGGYBACK REGISTRATION. If, at any time commencing after the date hereof, the Company proposes to register any of its equity securities under the Act (other than pursuant to Form S-4, Form S-8 or a comparable registration statement) it will give written notice at least thirty (30) days prior to the filing of each such registration statement, to the Holder of this Warrant and/or the shares of Common Stock and any other securities issuable upon exercise of this Warrant (collectively, the "Warrant Securities") of its intention to do so. If the Holder of this Warrant and/or Warrant Securities notify the Company within fourteen (14) days after receipt of any such notice of its or their desire to include any such Securities in such proposed registration statement, the Company shall afford such Holder the opportunity to have any such Warrant Securities registered under such registration statement, subject, however, to the provisions of this (a) below.

                           Notwithstanding the provisions of this subparagraph
(a), the Company shall have the right at any time after it shall have given written notice pursuant to this subparagraph (a) (irrespective of whether a written request for inclusion of any such securities shall have been made) to elect not to file any such proposed registration statement, or to withdraw the same after the filing but prior to the effective date thereof.

         If the proposed registration by the Company is, in whole or in part, an underwritten public offering of securities of the Company, any Warrant Securities shall be included in the underwriting (a) on the same terms and conditions as the securities, if any, otherwise being sold through underwriters under such registration or (b) on terms and conditions comparable to those normally applicable to offerings of securities in reasonably similar circumstances if no other shares comparable to the Warrant Securities are being sold through underwriters under such registration; PROVIDED, HOWEVER, that if the managing underwriter determines and advises in writing that the inclusion of all securities requested to be included in such registration (including the Warrant Securities) would interfere with the successful marketing (including pricing) of such securities, then the securities to be included in the underwritten public offering shall be reduced, first, among the holders of the Warrant Securities on a pro rata basis, second, among the holders of the Other Securities on a pro rata basis, third, among the holders of the Series A Securities on a pro rata basis, and fourth, among the holders of the Senior Securities on a pro rata basis; PROVIDED, FURTHER, HOWEVER, that this Section shall not be construed so as to require the exclusion of any Prior Warrant Shares from any offering if such exclusion would conflict with the terms of any of the Prior Warrants. Those Warrant Securities which are excluded from the underwritten public offering (either because such Securities were not requested by the holders thereof to be included or which were excluded pursuant to the immediately preceding sentence) shall be withheld from the market by the Holder for a period, not to exceed 180 days, which the managing underwriter reasonably determines as necessary in order to effect the underwritten public offering.

         As used in the preceding paragraph, the following terms shall have the following respective meanings:

          "Other Securities" shall mean all securities proposed to be included under the applicable registration statement other than (i) Senior Securities,
(ii) Series A Common Stock, and (iii) securities to be issued by the Company.

          "Prior Warrants" shall mean (i) that certain Warrant, dated December 20, 1996, in the name of Technology Investment Fund Incorporated, to purchase an aggregate of 41,800 shares of Common Stock; (ii) that certain Warrant, dated November 4, 1998, in the name of Finova Technology Finance, to purchase 26,250 shares of Common Stock; and (iii) that certain Warrant, dated April 30, 1999, in the name of TBCC Funding Trust II, to purchase 50,000 shares of Common Stock.

         "Prior Warrant Shares" shall mean all shares of Common Stock of the Company that are issuable upon exercise of any of the Prior Warrants and any shares of capital stock of the Company received in respect thereof, whether by reason of a stock split, stock dividend, share reclassification or other similar event.

         "Series A Securities " shall mean all securities of the Company registrable pursuant to a Registration Rights Agreement, dated as of August 24, 1998, among the Company and the original purchasers of the Company's Series A Redeemable Convertible Preferred Stock and Series KBL Nonvoting Redeemable Convertible Preferred Stock, as amended from time to time.

         "Series B Preferred Stock" shall mean and include all shares of the Company's Series B Convertible Preferred Stock, Series B1 Convertible Preferred Stock, Series KBH Nonvoting Convertible Preferred Stock, Series KBH1 Nonvoting Convertible Preferred Stock, and shares of any additional series or subseries of such Series B and Series KBH Preferred Stock created pursuant to Section 9 (or any successor provision) of the Certificate of Designations, Preferences and other Special Rights and Qualifications, Limitations and Restrictions of Preferred Stock of the Company filed with the Delaware Secretary of the State under Section 242 of the General Corporation Law of the State of Delaware and relating to any of such Preferred Stock, as amended from time to time (the "Series B Certificate").

          "Senior Securities" shall mean (i) all Series B Preferred Stock, (ii) all shares of Common Stock or other securities of the Company issuable or issued upon conversion of any of the shares of Series B Preferred Stock, and (ii) any shares of capital stock of the Company received in respect thereof, whether by reason of a stock split, stock dividend, share reclassification or other similar event.

                   (b) COVENANTS OF THE COMPANY WITH RESPECT TO REGISTRATION. In connection with any registration under subparagraph (a) hereof, the Company covenants and agrees as follows:

                           (i) The Company shall furnish each Holder desiring to
sell Warrant Securities such number of prospectuses as shall reasonably be requested.

                           (ii) The Company shall pay all costs (excluding fees
and expenses of Holder(s)' counsel and any underwriting or selling commissions), fees and expenses in connection with all registration statements filed pursuant to subparagraph (a) hereof including, without limitation, the Company's legal and accounting fees, printing expenses and blue sky fees and expenses.

                           (iii) The Company will take all necessary action
which may be required in qualifying or registering the Warrant Securities included in a registration statement for offering and sale under the securities or blue sky laws of such states as reasonably are requested by the Holder(s), provided that the Company shall not be obligated to execute or file any general consent to service of process or to qualify as a foreign corporation to do business under the laws of any such jurisdiction.

                           (iv) The Company shall indemnify the Holder(s) of the
Warrant Securities to be sold pursuant to any registration statement and each person, if any, who controls such Holders within the meaning of Section 15 of the Act or Section 20(a) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), against all loss, claim, damage, expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Act, the Exchange Act or otherwise, arising from any material misrepresentation in or omission from such registration statement, except with respect to information furnished by or on behalf of any Holder for specific inclusion in such registration statement.

                           (v) The Holder(s) of the Warrant Securities to be
sold pursuant to a registration statement, and their successors and assigns, shall severally, and not jointly, indemnify the Company, its officers and directors and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against all loss, claim, damage, expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which they may become subject under the Act, the Exchange Act or otherwise, arising from information furnished by or on behalf of such Holders, or their successors or assigns, for specific inclusion in such registration statement.

                           (vi) Nothing contained in this Agreement shall be
construed as requiring the Holder(s) to exercise their Warrants prior to the initial filing of any registration statement or the effectiveness thereof.

                           (vii) At the request of any Holder, the Company shall
furnish to each Holder participating in the offering, if the offering is not being sold through underwriters, or, if the offering is being sold through underwriters, to each underwriter a signed counterpart, addressed to such Holder or underwriter, as the case may be, of (i) an opinion of counsel to the Company, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, an opinion dated the date of the closing under the underwriting agreement), and (ii) a "cold comfort" letter dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, a letter dated the date of the closing under the underwriting agreement) signed by the independent public accountants who have issued a report on the Company's financial statements included in such registration statement, in each case covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in underwritten public offerings of securities.

                           (viii) The Company shall as soon as practicable after
the effective date of the registration statement, and in any event within fifteen (15) months thereafter, make "generally available to its security holders" (within the meaning of Rule 158 under the Act) an earnings statement (which need not be audited) complying with Section 11(a) of the Act and covering a period of at least twelve (12) consecutive months beginning after the effective date of the registration statement.

         10.      PURCHASE RIGHTS.

         (a) By acceptance hereof, each Holder, and by acceptance of any Warrant Securities, each holder thereof, agrees that if such Holder or holder of Warrant Securities (the "SELLING HOLDER") wishes to dispose of this Warrant or its or his Warrant Securities or any portion thereof (the "OFFERED SECURITIES") through a voluntary sale or other disposition, the Selling Holder shall first notify the Company of the identity of the Selling Holder and the proposed transferee, the number of Offered Securities, and the proposed price and terms of sale or other disposition. The Company or its nominee shall thereupon have an option to purchase all of the Offered Securities at the price and on the terms set forth in the notice from the Selling Holder by delivery to the Selling Holder, within 14 days after the Company's receipt of the notice from the Selling Holder, of a written election to make such purchase. The closing of the purchase of the Offered Securities hereunder shall occur as soon as practicable, but in any event not later than 30 days after such purchase rights have been exercised.

         (b) If the Company does not exercise its purchase rights within the time period as provided above with respect to all of the Offered Securities, the Selling Holder shall be free for a period of 60 days thereafter to sell all of the Offered Securities to the same transferee at the same price and on all the same terms as set forth in the Selling Holder's notice of intended transfer. The transferee will hold the Offered Securities subject to the provisions of this Agreement and become a party hereto. If the Selling Holder does not sell the Offered Securities within said 60 day period, the Offered Securities may not be transferred unless the Selling Holder again complies with all the requirements of this Section.

         (c) The Company may place an appropriate legend on the certificates evidencing any Warrant Securities referring to the provisions of this Section 10.

         (d) The provisions of this Section 10 shall terminate upon the consummation of a "Qualified IPO" as defined in the Series B Certificate.

         11.      MISCELLANEOUS.

                  (a) NO RIGHTS AS STOCKHOLDER. No Holder of this Warrant shall be entitled to vote or receive dividends or be deemed the Holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder of this Warrant, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until this Warrant shall have been exercised and the shares purchasable upon the exercise hereof shall have become deliverable, as provided herein. If, however, at any time prior to the expiration of this Warrant and its exercise, any of the following events shall occur:

                           (i) the Company shall take a record of the holders of
its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings or capital surplus (in accordance with applicable law), as indicated by the accounting treatment of such dividend or distribution on the books of the Company; or

                           (ii) the Company shall offer to all the holders of
its Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor; or

                           (iii) a dissolution, liquidation or winding up of the
Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business as an entirety shall be proposed;

then, in any one or more of said events, the Company shall give written notice of such event to the Holder at least thirty (30) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution, convertible or exchangeable securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to give such notice or any defect therein shall not affect the validity of any action taken in connection with the declaration or payment of any such dividend, or the issuance of any convertible or exchangeable securities, or subscription rights, options or warrants, or any proposed dissolution, liquidation, winding up or sale.

                  (b) EXCHANGE, TRANSFER AND REPLACEMENT OF WARRANT. Subject to Paragraph 8 hereof, the Holder may transfer or assign this Warrant, in whole or in part and from time to time. Upon the surrender of this Warrant, properly endorsed, for registration of transfer or for exchange at the principal office of the Company, the Company at its expense will execute and deliver to or upon the order of the Holder thereof a new Warrant or Warrants of like tenor, in the name of such Holder or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of this Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of any indemnity agreement or bond reasonably satisfactory in form and amount to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company, at its expense, will execute and deliver, in lieu of this Warrant, a new Warrant of like tenor.

                  (c) AMENDMENT AND WAIVER. Any term, covenant, agreement or condition in this Warrant may be amended, or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), by a written instrument or written instruments executed by the Company and a Majority of the Holders; PROVIDED, HOWEVER, that no such amendment or waiver shall reduce the number of shares of Common Stock issuable upon exercise of this Warrant, increase the Warrant Price, shorten the period during which this Warrant may be exercised or modify any provision of this subparagraph
(c) without the consent of the Holder of this Warrant.

                  (d) NOTICE. All notices and other communications provided for hereunder shall be in writing and delivered by hand or sent by first class mail or sent by telecopy (with such telecopy to be confirmed promptly in writing sent by first class mail), and if to the Holder of this Warrant or of Common Stock issued pursuant hereto, addressed to such Holder at its last known address or telecopy number appearing on the books of the Company maintained for such purposes, and if to the Company, addressed to:

                           Genaissance Pharmaceuticals, Inc.
                           Five Science Park
                           New Haven, Connecticut 06511
                           Attention:  Chief Financial Officer

                           Telecopy No.:  (203) 562-9377

with copies to:

                           Robinson & Cole LLP
                           280 Trumbull Street
                           Hartford, CT 06103-3597
                           Attention:  Alan R. Spier, Esq.
                           Telecopy No.:  (860) 275-8299

or to such other address or addresses or telecopy number or numbers as any such party may most recently have designated in writing to the other parties hereto by such notice. All such communications shall be deemed to have been given or made when so delivered by hand or sent by telecopy, or three (3) business days after being so mailed.

                  (e) REMEDIES. The Company stipulates that the remedies at law of the Holder of this Warrant in the event of a default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

                  (f) SUCCESSORS AND ASSIGNS. This Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors and assigns of the Company, subject to Section 8 hereof, the Holder hereof and (to the extent provided herein) the Holders of Common Stock issued pursuant hereto, and shall be enforceable by any such Holder or Holder of Common Stock.

                  (g) MODIFICATION AND SEVERABILITY. If, in any action before any court or agency legally empowered to enforce any provision contained herein, any provision hereof is found to be unenforceable, then such provision shall be deemed modified to the extent necessary to make it enforceable by such court or agency. If any such provision is not enforceable as set forth in the preceding sentence, the unenforceability of such provision shall not affect the other provisions of this Warrant, but this Warrant shall be construed as if such unenforceable provision had never been contained herein.

                  (h) INTEGRATION. This Warrant and any other Warrants replace all prior agreements, supersede all prior negotiations and constitute the entire agreement of the parties with respect to the transactions contemplated herein.

                  (i) NO IMPAIRMENT. The Company shall not by any action including, without limitation, amending its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Holder hereof against impairment.

Without limiting the generality of the foregoing, the Company will (i) not permit the par value, if any, of its Common Stock to exceed the then effective Warrant Price, (ii) take all such action as may be reasonably necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock, free and clear of any liens, claims, encumbrances and restrictions (other than as provided herein), upon the exercise of this Warrant, and (iii) use reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be reasonably necessary to enable the Company to perform its obligations under this Warrant.

                  (j) SURVIVAL. The provisions of Sections 8, 9 and 10 of this Warrant and of this Section 11 shall survive the full exercise of this Warrant.

                  (k) GOVERNING LAW. This Warrant shall be governed by and construed under the laws of the State of Connecticut without regard to such state's principles of conflicts of law.

           [THIS PAGE ENDS HERE. THE NEXT PAGE IS THE SIGNATURE PAGE.]

Date:

                                         GENAISSANCE PHARMACEUTICALS, INC.

                                         By:
                                            -------------------------------
                                            Name:
                                            Title:

                                    EXHIBIT 1

                               NOTICE OF EXERCISE

TO:      Genaissance Pharmaceuticals, Inc.

         1. The undersigned hereby elects to acquire _________ shares of Common Stock of ____________________, pursuant to the terms of the attached Warrant, and [CIRCLE EITHER (A), (B) OR (C)]

                           (a) tenders herewith payment in full of the purchase price of such shares in cash;

                           (b) tenders herewith payment in full of the purchase price of such shares in the form of securities of the issuer; or

                           (c) elects to exercise its right of conversion set forth in Paragraph 3(c) of the attached Warrant.

         2. Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

(Name)

------------------------------



------------------------------

------------------------------

------------------------------

------------------------------
(Address)

         3. The undersigned represents that the aforesaid shares of Common Stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares. In support thereof, the undersigned agrees to execute an Investment Representation Statement substantially in the form attached as Exhibit A.

         4. The Purchaser is an "accredited investor" as defined in Securities and Exchange Commission Rule 501(a) issued pursuant to the Securities Act of 1933, as amended, and a sophisticated investor with such knowledge and experience in financial and business matters as to be able to understand and evaluate the merits and risks presented by an investment in the shares of Common Stock.

Date:
      -----------------                     ---------------------------

                                    EXHIBIT A

                       INVESTMENT REPRESENTATION STATEMENT

TO:      Genaissance Pharmaceuticals, Inc.

With respect to the __________ shares of Common Stock ("Shares") of Genaissance Pharmaceuticals, Inc. (the "Company") which the undersigned ("Purchaser") has purchased from the Company today, the Purchaser hereby represents and warrants as follows:

         1. The Purchaser acknowledges that he has received no formal prospectus or offering memorandum describing the business and operations of the Company. He has, however, by virtue of his relationship with the Company, been given access to all information that he believes is material to his decision to purchase the Shares. The Purchaser has had the opportunity to ask questions of, and receive answers from, representatives of the Company concerning its business operations. Any questions raised by the Purchaser have been answered to his satisfaction.

         2. The Shares are being acquired by the Purchaser for his account, for investment purposes only, and not with a view to the distribution or resale thereof.

         3. No representations or promises have been made concerning the marketability or value of the Shares. The Purchaser understands that there is currently no market for the transfer of the Shares. The Purchaser further acknowledges that, because the Shares have not been registered under the Securities Act of 1933, or applicable state securities laws, and cannot be resold unless they are subsequently registered under said Act or applicable state securities laws, or an exemption from registration is available, the Purchaser must continue to bear the economic risk of his investment in the Shares for an indefinite period of time. Specifically, the Purchaser agrees that the Shares may not be transferred until the Company has received an opinion of counsel reasonably satisfactory to it that the proposed transfer will not violate federal or state securities laws. The Company has not agreed or represented to the Purchaser that the Shares will be purchased or redeemed from the Purchaser at any time in the future. The Purchaser further understands that a notation will be made on the appropriate records of the Company and on the stock certificate representing the Shares so that the transfer of Shares will not be effected on those records without compliance with the restrictions referred to above.

Date:
     --------------------
                                                     -------------------------

                                 WARRANT HOLDERS

Connecticut Innovations, Inc.

Kleinwort Benson Holdings, Inc.

Finova Capital Corporation

International BM Biomedicine Holdings, Inc.

Legg Mason Wood Walker, Inc.

Mantis Partners III, LP

Merifin Capital N.V.

Phoenixcor, Inc.

Technology Investment Fund, Inc.

TBCC Funding Trust II

W. Gelb